UNITED STATES

SECURITIES AND EXCHANGE

COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

February 20, 2014

MULTICELL TECHNOLOGIES, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-10221	52-1412493
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

68 Cumberland Street, Suite 301

Woonsocket, Rhode Island 02895

(Address of principal executive offices, including zip code)

(401) 762-0045

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On February 20, 2014, MultiCell Technologies, Inc. (the “Company”) entered into an addendum to the 4.75% convertible debenture, as previously amended (the “Debenture”), by and between the Company and La Jolla Cove Investors, Inc. (“LJCI”) dated February 28, 2007, with a principal amount of $100,000, and the warrant (the “Warrant”) to purchase up to 10 million shares of the Company’s common stock at a strike price of $1.09 per share, held by LJCI. The amendment extends both the maturity date of the Debenture and the expiration date of the Warrant from February 28, 2014 to February 28, 2016.

The foregoing description of the addendum and related agreements does not purport to be complete and is qualified in its entirety by reference to the full text of the addendum, a copy of which is attached hereto as Exhibit 10.1 to this Current Report on Form 8-K, and the full texts of the Debenture, as amended, the Warrant, which were filed as Exhibits 10.8 and 10.9, respectively, to an Amendment No. 1 to a Current Report on Form 8-K filed on March 7, 2007 and the Addendum 1 to Convertible Debenture and Equity Investment Agreement which was filed as Exhibit 10.1 to a Current Report on Form 8-K filed on August 19, 2011. Each of the foregoing exhibits is hereby incorporated by reference.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description

10.1	Addendum 2 to Convertible Debenture and Equity Investment Agreement, by and between MultiCell Technologies, Inc. and La Jolla Cove Investors, dated as of February 20, 2014.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MULTICELL TECHNOLOGIES, INC.

By:	/s/ W. Gerald Newmin
W. Gerald Newmin Chief Executive Officer, Chief Financial Officer

Date: February 28, 2014